Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2022 RESULTS

Net Sales up 29% — Net Income up 224% vs. Q1 2021

Newport Beach, CA – May 4, 2022 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the first quarter ended March 31, 2022.

Fiscal 2022 First Quarter Financial Highlights – versus Fiscal 2021 First Quarter:

☐	Net sales were $149.4 million in 2022, compared to $116.2 million in 2021.

☐	Net income was $9.9 million in 2022, compared to $3.1 million in 2021.

☐	Earnings per diluted share of $0.33 in 2022, compared to $0.10 in 2021.

☐	EBITDA[1] of $22.9 million in 2022, compared to $13.9 million in 2021.

Eric Wintemute, Chairman and CEO of American Vanguard stated: “We are pleased to report an extremely strong start to 2022 at both the top and bottom lines. We exceeded our first quarter financial targets, growing net sales by 29% and delivering gross profit margin of 41% resulting from a company-wide focus on profitability driven by pricing actions designed to offset inflationary cost escalations. Further, by exercising discipline, we reduced operating expense as a percent of sales to 31% in the first quarter of 2022 from 36% in the first quarter of 2021. These efforts helped more than triple net income for the quarter compared to the prior year period. Additionally, we continue to focus on balance sheet priorities regarding inventory levels, working capital control and debt management.”

Mr. Wintemute continued: “After seven years of relatively stagnant crop prices, during the last year we have seen higher commodity prices, which have helped spur demand for our crop protection solutions. Midwest procurement of our corn soil insecticides and Impact herbicide has eclipsed expectations, while our expanding portfolio of soybean herbicides continued to diversify our market position in row crops. In addition, we experienced steady demand for products in mosquito control, horticulture, and commercial/consumer pest control markets. Internationally, we delivered strong performance in Mexico, Central America, while expanding our position in Australia, Brazil, China and India with Green Solutions products.”

[1]

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release, and reflect an elimination of taxes, interest, depreciation, amortization and the effects of equity compensation. Other companies (including the Company’s competitors) may define EBITDA differently.

Mr. Wintemute commented further: “Importantly, we reliably produce solidly profitable results while self-funding the SIMPAS prescription application system, the Ultimus tracing/verification software platform, and the biological alternative Green Solutions portfolio, all three of which are critical investments in the future of American Vanguard that we expect will create long-term value for our shareholders.”

Mr. Wintemute concluded, “As we have previously indicated, looking forward, we believe that our company is situated well in both domestic and international markets. Our performance targets for 2022 include 8-11% revenue growth, profit margins of 38-40% and operating expenses of between 31% and 33% of net sales. On a solid core business foundation, we will continue to develop our key strategic growth initiatives in Green Solutions and SIMPAS/Ultimus technologies. We look forward to providing additional detail on market conditions, profitability, working capital considerations and our innovation initiatives during our upcoming earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, COO and David T. Johnson, CFO, will conduct a conference call focusing on operating performance and financial results at 4:30 pm ET / 1:30 pm PT on Wednesday, May 4, 2022. Interested parties may participate in the call by dialing 888-506-0062 or 973-528-0011 and enter code 481120—please call in 10 minutes before the conference is scheduled to begin and ask for the American Vanguard conference.

The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

Forward-Looking Statements

Certain information set forth in this release may constitute “forward looking statements” within the meaning of federal and applicable state securities laws. All statements herein that are not statements of historical fact are forward looking statements. These statements include statements regarding management’s expectations for future performance, as well as descriptions of plans and strategies and the expected results thereof. These statements reflect the current expectations of American Vanguard’s management based on currently known facts and circumstances, and should not be construed as assurances of performance or as guaranties of the actual outcomes. Actual results may differ from those expressed in forward looking statements, and those differences may be material and adverse. Factors that could cause actual results to differ from expectations include the ongoing effects of the COVID-19 pandemic and government responses and economic conditions resulting therefrom; increasing costs and diversion of management attention associated with our pending activism campaign and the response thereto; the effect of international exchange rates and other local, national and foreign economic conditions; weather and climate conditions; changes in regulatory policy and in specific regulations and permitting processes that affect our products, and other risks as detailed from time-to-time in the Company’s SEC reports and filings. The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 4, 2022, contains a list of risk factors that may cause results to differ from expectations. These risk factors will be updated from time to time in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder (“Exchange Act”), or otherwise in our Exchange Act filings. The statements in this release speak only as of the date hereof, and the Company undertakes no duty to update such statements to reflect future events or developments.

Company Contact:	Investor Representative

American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations (949) 260-1200	www.theequitygroup.com Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$17,841	$16,285
Receivables:
Trade, net of allowance for doubtful accounts of $4,446 and $3,938, respectively	183,505	149,326
Other	11,073	9,595

Total receivables, net	194,578	158,921
Inventories	168,049	154,306
Prepaid expenses	13,644	12,488

Total current assets	394,112	342,000
Property, plant and equipment, net	67,440	66,111
Operating lease right-of-use assets	24,950	25,386
Intangible assets, net of applicable amortization	196,365	197,841
Goodwill	49,077	46,260
Other assets	15,500	16,292
Deferred income tax assets, net	17	270

Total assets	$747,461	$694,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$1,437	$802
Accounts payable	77,704	67,140
Customer prepayments	18,542	63,064
Accrued program costs	87,962	63,245
Accrued expenses and other payables	23,412	20,745
Income taxes payable	6,050	3,006
Operating lease liabilities, current	5,035	5,059

Total current liabilities	220,142	223,061
Long-term debt, net	98,309	52,240
Operating lease liabilities, long term	20,301	20,780
Other liabilities, net of current installments	6,011	5,335
Deferred income tax liabilities, net	20,075	20,006

Total liabilities	364,838	321,422

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,091,876 shares at March 31, 2022 and 34,248,218 shares at December 31, 2021	3,410	3,426
Additional paid-in capital	101,291	101,450
Accumulated other comprehensive loss	(6,704)	(13,784)
Retained earnings	313,584	304,385
Less treasury stock at cost, 3,693,444 shares at March 31, 2022 and 3,361,040 shares at December 31, 2021	(28,958)	(22,739)

Total stockholders’ equity	382,623	372,738

Total liabilities and stockholders’ equity	$747,461	$694,160

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2022	2021
Net sales	$149,435	$116,155
Cost of sales	(88,242)	(71,024)

Gross profit	61,193	45,131
Operating expenses	(46,444)	(41,444)
Adjustment to bargain purchase gain on business acquisition	—	(33)

Operating income	14,749	3,654
Change in fair value of an equity investment	83	1,066
Other income	—	672
Interest expense, net	(398)	(946)

Income before provision for income taxes and loss on equity method investment	14,434	4,446
Income tax expense	(4,499)	(1,362)

Income before loss from equity method investment	9,935	3,084
Loss from equity method investment	—	(13)

Net income	$9,935	$3,071

Earnings per common share—basic	$0.33	$0.10

Earnings per common share—assuming dilution	$0.33	$0.10

Weighted average shares outstanding—basic	29,677	29,737

Weighted average shares outstanding—assuming dilution	30,349	30,523

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the three Months Ended March 31
	2022	2021	Change	% Change
Net sales:
U.S. crop	$88,193	$54,755	$33,438	61%
U.S. non-crop	13,396	17,453	(4,057)	-23%

Total U.S.	101,589	72,208	29,381	41%
International	47,846	43,947	3,899	9%

Total net sales:	$149,435	$116,155	$33,280	29%

Gross profit:
U.S. crop	$40,345	$21,271	$19,074	90%
U.S. non-crop	5,965	9,383	(3,418)	-36%

Total U.S.	46,310	30,654	15,656	51%
International	14,883	14,477	406	3%

Total gross profit:	$61,193	$45,131	$16,062	36%

Gross margin:
U.S. crop	46%	39%
U.S. non-crop	45%	54%
Total U.S.	46%	42%
International	31%	33%
Gross margin:	41%	39%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2022	2021
Cash flows from operating activities:
Net income	$9,935	$3,071
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	5,230	5,403
Amortization of other long-term assets	1,173	1,200
Loss on disposal of property, plant and equipment	77	—
Accretion of discounted liabilities and deferred loan fees	75	99
Provision for bad debts	494	682
Loan principal and interest forgiveness	—	(672)
Fair value adjustment of contingent consideration	599	—
Stock-based compensation	1,563	1,792
Decrease in deferred income taxes	207	(269)
Change in fair value of an equity investment	(83)	(1,066)
Other	—	46
Net foreign currency adjustment	(261)	194
Changes in assets and liabilities associated with operations:
Increase in net receivables	(33,660)	(30,482)
Increase in inventories	(11,738)	(9,615)
Increase in prepaid expenses and other assets	(800)	(1,052)
Decrease in income tax receivable/payable, net	3,046	638
Decrease in net operating lease liability	(67)	(18)
Increase in accounts payable	9,677	2,223
Decrease in customer prepayments	(44,528)	(11,293)
Increase in accrued program costs	24,601	7,770
Increase (decrease) in other payables and accrued expenses	2,145	(1,187)

Net cash used in operating activities	(32,315)	(32,536)

Cash flows from investing activities:
Capital expenditures	(3,294)	(2,904)
Proceeds from disposal of property, plant and equipment	54	—
Intangible assets	(1,010)	(41)

Net cash used in investing activities	(4,250)	(2,945)

Cash flows from financing activities:
Net borrowings under line of credit agreement	46,000	35,900
Net receipt from the issuance of common stock under ESPP	436	340
Net receipt from the exercise of stock options	—	67
Payment for tax withholding on stock-based compensation awards	(2,174)	(2,861)
Repurchase of common stock	(6,219)	—
Payment of cash dividends	(594)	(592)

Net cash provided by financing activities	37,449	32,854

Net increase (decrease) in cash and cash equivalents	884	(2,627)
Effect of exchange rate changes on cash and cash equivalents	672	469
Cash and cash equivalents at beginning of period	16,285	15,923

Cash and cash equivalents at end of period	$17,841	$13,765

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three months March 31, 2022 and 2021

(Unaudited)

Unaudited Reconciliation of Net Income to EBITDA (in thousands of dollars)	March 31, 2022	March 31, 2021
Net income, as reported	$9,935	$3,071
Provision for income taxes	4,499	1,362
Interest expense, net	398	946
Depreciation and amortization	6,472	6,684
Stock compensation	1,563	1,792

Adjusted EBITDA[2]	$22,867	$13,855

[2]

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.